EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2026 Second Quarter Results
Effingham, IL, July 23, 2026 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $17.7 million, or $0.82 per diluted share, for the second quarter of 2026, compared to net income available to common shareholders of $16.2 million, or $0.74 per diluted share, for the first quarter of 2026. This also compares to net income available to common shareholders of $9.8 million, or $0.44 per diluted share, for the second quarter of 2025.

2026 Second Quarter Results

•Net income available to common shareholders of $17.7 million, or $0.82 per diluted share
•Return on average assets of 1.22% and return on average tangible common equity of 16.27%
•Adjusted pre-provision net revenue of $32.8 million, or 2.01% of average assets, compared to $30.5 million, or 1.91% of average assets, for the first quarter of 2026
•Net interest margin of 3.98% compared to 3.91% in the prior quarter
•Community Bank loan portfolio increased $6.3 million, or 0.7% annualized, compared to prior quarter. Total loans decreased $94.9 million, primarily due to anticipated runoff within specialty finance and non-core portfolios.
•Total capital to risk-weighted assets of 15.77% and common equity tier 1 capital of 10.39%
•Ratio of nonperforming assets to total assets of 0.91%, flat compared to prior quarter
Discussion of Outlook; President & Chief Executive Officer, Jeffrey G. Ludwig:
“Our second quarter results demonstrate the continued progress we’ve made transforming Midland into a higher-performing community bank. Core profitability remained strong, our net interest margin expanded, capital increased above our near-term target, and our Community Bank continued to generate growth in deposits and customer relationships while we further simplified our balance sheet through the planned runoff of specialty finance and non-core loan portfolios.

"Net interest margin expansion was driven by favorable loan repricing and continued optimization of our earning assets. Total deposits increased $267 million, while we further reduced our reliance on higher-cost brokered deposits. We also strengthened our capital position, increasing our common equity Tier 1 ratio to 10.4%, while continuing to return capital to shareholders through share repurchases.

"While we recognized a higher charge-off associated with the resolution of a previously identified nonperforming commercial real estate credit, broader credit trends continued to improve, including reductions in past due and substandard loans. Looking ahead, we remain focused on disciplined growth across our Community Bank, expanding our wealth management business following a record quarter, and leveraging our stronger financial position to deliver consistent earnings growth and long-term shareholder value.”

Financial Highlights and Key Performance Indicators

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025	2025	2025
Diluted earnings (loss) per common share	$0.82	$0.74	$(0.24)	$0.24	$0.44
Return on average assets (annualized)	1.22%	1.16%	(0.17)%	0.43%	0.67%
Return on average tangible common equity (annualized) (1)	16.27%	14.88%	(4.46)%	4.72%	8.87%
Adjusted pre-provision net revenue to average assets (annualized) (1)	2.01%	1.91%	1.86%	1.81%	1.86%
Net interest margin (annualized)	3.98%	3.91%	3.74%	3.79%	3.56%
Efficiency ratio (1)	60.61%	62.17%	63.01%	61.01%	59.85%
Noninterest expense to average assets	3.12%	3.16%	4.54%	2.86%	2.80%
Net charge-offs to average loans (annualized)	1.17%	0.64%	3.69%	0.99%	2.34%
Tangible book value per share at period end (1)	$21.41	$20.77	$20.70	$21.16	$20.68
Common shares outstanding at period end	20,725,814	20,813,975	21,169,854	21,543,557	21,515,138
Trust assets under administration	$4,782,625	$4,474,234	$4,478,999	$4,363,756	$4,181,180
(1) Non-GAAP financial measures. Refer to pages 10-11 for a reconciliation to the comparable GAAP financial measures.
Key Points for Second Quarter and Outlook
Growth Trends in Community Bank & Wealth Management

•Total loans at June 30, 2026 were $4.24 billion, a decrease of $94.9 million from March 31, 2026, reflecting the continued planned runoff of specialty finance and non-core portfolios, which more than offset Community Bank loan growth. Average loan balances in the Community Bank increased approximately $83 million, or 2.5%, during the quarter, supported by continued commercial loan production and growth in commercial and industrial commitments. Period-end balances were impacted by the timing of several larger fundings shifting into the third quarter and elevated loan payoffs. Key changes in the loan portfolio were as follows:

◦Community Bank balances increased $6.3 million, or 0.7% annualized.

◦Specialty finance loans decreased $81.4 million to $532.1 million from March 31, 2026.

◦Non-core loans, which include our third-party lending and servicing programs and remaining equipment finance portfolio, decreased $19.7 million to $308.4 million from March 31, 2026.

•Total deposits were $5.71 billion at June 30, 2026, an increase of $267.2 million from March 31, 2026. Key changes in deposits were as follows:

◦Retail and commercial deposits increased $98.4 million and $116.4 million, respectively, driven primarily by growth in new accounts as a result of targeted initiatives.

◦Public funds and servicing deposits increased $120.2 million and $23.8 million, respectively.

◦Higher-cost brokered deposits decreased $100.9 million.

•Wealth Management revenue totaled $8.8 million in the second quarter of 2026. Assets under administration were $4.78 billion at June 30, 2026, compared to $4.47 billion at March 31, 2026, driven primarily by improved market performance.

Net Interest Margin

•Net interest margin was 3.98%, up seven basis points compared to the first quarter of 2026, driven primarily by a favorable shift in investment securities mix, a one basis point increase in loan yields, and a continued decline in funding costs. The cost of deposits decreased three basis points to 1.78% in the second quarter of 2026, as a result of continued pricing discipline.

The following table presents the Company’s net interest margin for the second quarter of 2026 compared to the first quarter of 2026 and the second quarter of 2025.

	For the Three Months Ended
(dollars in thousands)	June 30, 2026			March 31, 2026			June 30, 2025
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$108,157	$987	3.66%	$89,412	$809	3.67%	$67,326	$716	4.27%
Investment securities (1)	1,617,474	19,540	4.85	1,592,433	18,702	4.76	1,367,180	17,164	5.04
Loans (1)(2)	4,268,168	67,195	6.31	4,254,321	66,044	6.30	5,123,558	79,240	6.20
Loans held for sale	8,431	128	6.10	6,892	102	6.01	44,642	377	3.39
Nonmarketable equity securities	30,285	534	7.07	31,547	583	7.50	38,803	694	7.17
Total interest-earning assets	6,032,515	88,384	5.88	5,974,605	86,240	5.85	6,641,509	98,191	5.93
Noninterest-earning assets	495,663			496,233			513,801
Total assets	$6,528,178			$6,470,838			$7,155,310

Interest-Bearing Liabilities
Interest-bearing deposits	$4,512,697	$24,526	2.18%	$4,430,873	$24,203	2.22%	$4,845,609	$32,290	2.67%
Short-term borrowings	28,521	202	2.84	33,236	231	2.82	60,117	573	3.82
FHLB advances & other borrowings	249,044	2,349	3.78	273,444	2,670	3.96	363,505	3,766	4.16
Subordinated debt	27,027	380	5.64	27,022	380	5.70	77,757	1,394	7.19
Trust preferred debentures	52,128	1,131	8.70	51,948	1,121	8.75	51,439	1,206	9.40
Total interest-bearing liabilities	4,869,417	28,588	2.35	4,816,523	28,605	2.41	5,398,427	39,229	2.91
Noninterest-bearing deposits	1,012,592			996,926			1,075,945
Other noninterest-bearing liabilities	84,416			87,907			108,819
Shareholders’ equity	561,753			569,482			572,119
Total liabilities and shareholders’ equity	$6,528,178			$6,470,838			$7,155,310

Net Interest Margin		$59,796	3.98%		$57,635	3.91%		$58,962	3.56%

Cost of Deposits			1.78%			1.81%			2.19%
(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million, $0.2 million, and $0.3 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.

Trends in Noninterest Income and Expense
•Noninterest income was $23.8 million for the second quarter of 2026 compared to $22.1 million for the first quarter of 2026. Noninterest income for the first quarter of 2026 included $2.1 million of gains from the sale of the Company’s residential servicing portfolio and a portion of the Company’s commercial servicing portfolio, losses of $1.7 million from the sale of investment securities, and a $1.7 million loss related to our limited partnership investments. Excluding these transactions, noninterest income for the first quarter of 2026 was $23.5 million.

•Noninterest expense remained relatively flat for the second quarter of 2026 at $50.8 million compared to $50.4 million for the first quarter of 2026.

•Income tax expense was $5.9 million, resulting in an effective tax rate of 22.9% for the second quarter of 2026 compared to 23.4% and 19.1% for the first quarter of 2026 and second quarter of 2025, respectively. We currently expect our effective tax rate to be approximately 23% for the full year, subject to changes in earnings mix, state tax legislation, and other factors.

Continued Progress on Credit Quality
•Loans 30-89 days past due decreased to $11.0 million, or 0.26% of total loans, at June 30, 2026, compared to $20.3 million, or 0.47% of total loans, at March 31, 2026. Substandard accruing loans decreased by $20.4 million to $71.5 million at June 30, 2026.

•Nonperforming loans increased to $60.9 million, or 1.43% of total loans, at June 30, 2026, compared to $58.8 million, or 1.36% of total loans, at March 31, 2026.

•Net charge-offs were $12.5 million for the second quarter of 2026, including an $8.6 million charge-off on a previously identified nonperforming commercial real estate relationship in our Community Bank portfolio. The charge-off reflects the execution of a resolution strategy for the relationship following the borrower’s acceptance of a purchase agreement for the underlying collateral.

•Provision for credit losses on loans was $7.1 million for the second quarter of 2026, driven primarily by the replenishment of reserve balances resulting from the net charge-off activity during the quarter, partially offset by improved credit quality metrics, including favorable past due and delinquency trends, and anticipated continued runoff of our specialty finance and non-core loan portfolios.

•Allowance for credit losses on loans was $62.5 million, or 1.47% of total loans, at June 30, 2026, compared to an allowance of $67.9 million, or 1.56% of total loans, at March 31, 2026.

The table below summarizes certain information regarding the Company’s loan portfolio asset quality for the periods presented.

	As of and for the Three Months Ended
(dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Asset Quality
Loans 30-89 days past due	$10,984	$20,266	$17,079	$26,019	$40,959
Nonperforming loans	60,879	58,791	65,483	68,703	80,112
Nonperforming assets	61,235	59,305	66,089	70,369	81,775
Substandard accruing loans	71,526	91,963	76,000	78,901	58,478
Net charge-offs	12,465	6,747	43,492	12,309	29,855
Loans 30-89 days past due to total loans	0.26%	0.47%	0.39%	0.53%	0.81%
Nonperforming loans to total loans	1.43%	1.36%	1.50%	1.41%	1.59%
Nonperforming assets to total assets	0.91%	0.91%	1.01%	1.02%	1.15%
Allowance for credit losses to total loans	1.47%	1.56%	1.59%	2.07%	1.84%
Allowance for credit losses to nonperforming loans	102.69%	115.45%	105.71%	146.84%	115.70%
Net charge-offs to average loans (annualized)	1.17%	0.64%	3.69%	0.99%	2.34%
Capital
As previously announced, the Company’s board of directors authorized a share repurchase program, pursuant to which the Company was authorized to repurchase up to $45.0 million of its common stock through December 31, 2026. During the second quarter of 2026, the Company repurchased $2.7 million of its common stock (113,208 shares of its common stock at a weighted average price of $24.05), resulting in approximately $24.9 million in remaining repurchase authority under the program.

The Company and Midland States Bank exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of June 30, 2026
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	14.84%	15.77%	10.50%
Tier 1 capital to risk-weighted assets	13.59%	13.97%	8.50%
Common equity Tier 1 capital to risk-weighted assets	13.59%	10.39%	7.00%
Tier 1 leverage ratio	10.08%	10.37%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.64%	N/A

	As of March 31, 2026
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	14.42%	15.27%	10.50%
Tier 1 capital to risk-weighted assets	13.17%	13.48%	8.50%
Common equity Tier 1 capital to risk-weighted assets	13.17%	9.98%	7.00%
Tier 1 leverage ratio	10.10%	10.35%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.62%	N/A

(1) Non-GAAP financial measure. Refer to pages 10-11 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2026, the Company had total assets of approximately $6.70 billion, and its Wealth Management Group had assets under administration of approximately $4.78 billion. The Company provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures calculated in accordance with GAAP.
These non-GAAP financial measures include “Adjusted pre-provision net revenue,” “Adjusted pre-provision net revenue to average assets,” “Adjusted earnings,” “Adjusted earnings available to common shareholders,” “Adjusted diluted earnings per common share,” “Return on average tangible common equity,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s profitability and asset profile, and that the tangible asset-based measures are commonly used by investors in evaluating value of financial institutions and their equity securities. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, deposit volatility and potential regulatory developments; the performance of our loan portfolio and our ability to manage credit risk; changes in the financial markets; the effects of armed conflict, including the scope and duration of disruptions in global energy markets relating to war in the Middle East; changes in the business environment resulting from the adoption of artificial intelligence, including fraud and cybersecurity risk; operational risks, including with respect to fraud and information technology; changes in business plans as circumstances warrant; changes to U.S. and state tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," “should,” "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," “outlook,” “trends,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the

Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Claire A. Stack, Chief Financial Officer, at cstack@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Assets
Cash and cash equivalents	$298,747	$113,658	$127,811	$166,147	$176,587
Investment securities	1,657,313	1,596,220	1,527,236	1,383,121	1,354,652
Loans	4,243,704	4,338,573	4,352,004	4,867,587	5,035,295
Allowance for credit losses on loans	(62,519)	(67,875)	(69,219)	(100,886)	(92,690)
Total loans, net	4,181,185	4,270,698	4,282,785	4,766,701	4,942,605
Loans held for sale	8,944	6,709	7,781	7,535	37,299
Premises and equipment, net	82,898	84,169	85,134	86,005	86,240
Other real estate owned	356	514	606	393	393
Loan servicing rights, at lower of cost or fair value	11,316	11,688	11,932	16,165	16,720
Goodwill	7,927	7,927	7,927	7,927	7,927
Other intangible assets, net	7,495	8,159	8,876	9,619	10,362
Company-owned life insurance	222,757	220,630	218,554	216,494	214,392
Credit enhancement asset	13,642	13,476	12,557	5,765	5,800
Other assets	208,036	214,115	222,221	245,643	254,901
Total assets	$6,700,616	$6,547,963	$6,513,420	$6,911,515	$7,107,878

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,010,128	$1,013,808	$1,040,411	$1,015,930	$1,074,212
Interest-bearing deposits	4,697,150	4,426,259	4,383,968	4,588,895	4,872,707
Total deposits	5,707,278	5,440,067	5,424,379	5,604,825	5,946,919
Short-term borrowings	7,645	153,425	60,181	146,766	8,654
FHLB advances	258,000	238,000	293,000	373,000	345,000
Subordinated debt	27,030	27,024	27,019	27,014	77,759
Trust preferred debentures	52,219	52,035	51,857	51,684	51,518
Other liabilities	78,756	78,458	91,485	124,225	104,323
Total liabilities	6,130,928	5,989,009	5,947,921	6,327,514	6,534,173
Total shareholders’ equity	569,688	558,954	565,499	584,001	573,705
Total liabilities and shareholders’ equity	$6,700,616	$6,547,963	$6,513,420	$6,911,515	$7,107,878

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025	2025	2025
Net interest income:
Interest income	$88,177	$86,022	$92,095	$98,493	$97,924
Interest expense	28,588	28,605	33,393	37,376	39,229
Net interest income	59,589	57,417	58,702	61,117	58,695
Provision for credit losses:
Provision for credit losses on loans	7,109	5,403	11,825	20,505	17,369
Recapture of credit losses on unfunded commitments	(290)	(400)	(200)	(500)	—
Total provision for credit losses	6,819	5,003	11,625	20,005	17,369
Net interest income after provision for credit losses	52,770	52,414	47,077	41,112	41,326
Noninterest income:
Wealth management revenue	8,768	8,248	8,272	8,018	7,379
Service charges on deposit accounts	3,449	3,355	3,573	3,598	3,351
Interchange revenue	3,553	3,528	3,437	3,445	3,463
Residential mortgage banking revenue	686	626	690	735	756
Income on company-owned life insurance	2,127	2,076	2,060	2,102	2,068
Gain (loss) on sales of investment securities, net	—	(1,731)	—	14	—
Credit enhancement income (loss)	3,081	3,360	6,876	(242)	3,848
Other income	2,104	2,660	1,959	2,346	2,669
Total noninterest income	23,768	22,122	26,867	20,016	23,534
Noninterest expense:
Salaries and employee benefits	27,354	26,157	25,906	26,393	25,685
Occupancy and equipment	4,229	4,535	4,353	4,206	4,166
Data processing	6,994	7,065	6,834	7,186	7,035
Professional services	1,665	2,242	2,321	2,017	2,792
Amortization of intangible assets	664	717	743	743	827
Loss on sale of loan portfolios	—	—	23,051	—	—
Impairment on leased assets and surrendered assets	—	—	684	—	—
FDIC insurance	781	529	3,739	1,512	1,422
Other expense	9,068	9,179	9,561	7,757	8,065
Total noninterest expense	50,755	50,424	77,192	49,814	49,992
Income (loss) before income taxes	25,783	24,112	(3,248)	11,314	14,868
Income tax expense (benefit)	5,895	5,649	(360)	3,757	2,844
Net income (loss)	19,888	18,463	(2,888)	7,557	12,024
Preferred stock dividends	2,228	2,228	2,228	2,229	2,228
Net income (loss) available to common shareholders	$17,660	$16,235	$(5,116)	$5,328	$9,796

Basic earnings (loss) per common share	$0.82	$0.74	$(0.24)	$0.24	$0.44
Diluted earnings (loss) per common share	$0.82	$0.74	$(0.24)	$0.24	$0.44
Weighted average common shares outstanding	21,074,683	21,301,246	21,854,033	21,863,911	21,820,190
Weighted average diluted common shares outstanding	21,074,683	21,301,246	21,854,033	21,863,911	21,820,190

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)(continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Loan Portfolio Mix
Commercial loans	$1,185,730	$1,216,511	$1,178,521	$1,476,533	$1,544,386
Equipment finance leases	37,086	43,803	50,981	310,983	347,155
Total commercial loans and leases	1,222,816	1,260,314	1,229,502	1,787,516	1,891,541
Commercial real estate	2,296,978	2,322,198	2,342,664	2,336,661	2,383,361
Construction and land development	243,840	276,469	286,140	260,073	258,729
Residential real estate	347,664	344,511	349,623	353,475	361,261
Consumer	132,406	135,081	144,075	129,862	140,403
Total loans	$4,243,704	$4,338,573	$4,352,004	$4,867,587	$5,035,295

Loan Portfolio Segment
Regions
Eastern	$978,944	$989,596	$972,031	$927,977	$897,348
Northern	771,844	758,815	711,702	724,695	753,590
Southern	700,937	713,592	729,368	725,892	778,124
St. Louis	951,505	934,974	915,126	896,005	884,685
Total Community Bank	3,403,230	3,396,977	3,328,227	3,274,569	3,313,747
Specialty finance	532,070	613,514	668,183	642,167	670,566
Non-core loan program and other (1)	308,404	328,082	355,594	950,851	1,050,982
Total loans	$4,243,704	$4,338,573	$4,352,004	$4,867,587	$5,035,295

Deposit Portfolio Mix
Noninterest-bearing demand	$1,010,128	$1,013,808	$1,040,411	$1,015,930	$1,074,212
Interest-bearing:
Checking	2,094,880	1,886,212	1,855,215	1,996,501	2,180,717
Money market	1,242,303	1,295,781	1,248,942	1,240,885	1,216,357
Savings	640,292	495,899	487,742	486,953	511,470
Time	694,642	723,055	748,942	804,740	818,813
Brokered time	25,033	25,312	43,127	59,816	145,350
Total deposits	$5,707,278	$5,440,067	$5,424,379	$5,604,825	$5,946,919

Deposit Portfolio by Channel
Retail	$3,003,073	$2,904,695	$2,823,064	$2,791,085	$2,811,838
Commercial	1,325,592	1,209,210	1,193,637	1,248,445	1,145,369
Public Funds	576,188	455,982	473,381	605,474	618,172
Wealth & Trust	243,549	242,977	265,747	263,765	304,626
Servicing	502,335	478,496	498,496	498,892	785,659
Brokered Deposits	25,033	125,949	143,192	167,228	248,707
Other	31,508	22,758	26,862	29,936	32,548
Total deposits	$5,707,278	$5,440,067	$5,424,379	$5,604,825	$5,946,919
(1)    Non-core loan programs refer to loan portfolios originated through third parties or capital markets, including loans to finance the sale of the GreenSky portfolio, and equipment financing loans and leases.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025	2025	2025
Income (loss) before income tax expense (benefit) - GAAP	$25,783	$24,112	$(3,248)	$11,314	$14,868
Adjustments to noninterest income:
(Gain) loss on sales of investment securities, net	—	1,731	—	(14)	—
Gain on sale of mortgage servicing rights	—	(2,077)	—	—	—
Loss on limited partnership investments	176	1,689	134	315	1,028
Total adjustments to noninterest income	176	1,343	134	301	1,028
Adjustments to noninterest expense:
Loss on sale of loan portfolios	—	—	(23,051)	—	—
Total adjustments to noninterest expense	—	—	(23,051)	—	—
Adjusted earnings pre-tax - non-GAAP	25,959	25,455	19,937	11,615	15,896
Adjusted earnings tax expense	5,941	6,002	5,726	3,836	3,114
Adjusted earnings - non-GAAP	20,018	19,453	14,211	7,779	12,782
Preferred stock dividends	2,228	2,228	2,228	2,229	2,228
Adjusted earnings available to common shareholders	$17,790	$17,225	$11,983	$5,550	$10,554
Adjusted diluted earnings per common share	$0.82	$0.79	$0.54	$0.25	$0.48

Adjusted Pre-Provision Net Revenue Reconciliation

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025	2025	2025
Adjusted earnings pre-tax - non-GAAP	$25,959	$25,455	$19,937	$11,615	$15,896
Provision for credit losses	6,819	5,003	11,625	20,005	17,369
Adjusted pre-provision net revenue	$32,778	$30,458	$31,562	$31,620	$33,265
Adjusted pre-provision net revenue to average assets (annualized)	2.01%	1.91%	1.86%	1.81%	1.86%

Return on Average Tangible Common Equity

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Net income available to common shareholders	$17,660	$16,235	$(5,116)	$5,328	$9,796

Average total shareholders' equity—GAAP	$561,753	$569,482	$582,698	$576,431	$572,119
Adjustments:
Preferred stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(7,927)
Other intangible assets, net	(7,813)	(8,487)	(9,320)	(9,978)	(10,744)
Average tangible common equity	$435,465	$442,520	$454,903	$447,978	$442,900

Return on average tangible common equity (annualized)	16.27%	14.88%	(4.46)%	4.72%	8.87%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)(continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Noninterest expense - GAAP	$50,755	$50,424	$77,192	$49,814	$49,992
Loss on sale of loan portfolios	—	—	(23,051)	—	—
Adjusted noninterest expense	$50,755	$50,424	$54,141	$49,814	$49,992

Net interest income - GAAP	$59,589	$57,417	$58,702	$61,117	$58,695
Effect of tax-exempt income	207	218	221	209	267
Adjusted net interest income	59,796	57,635	58,923	61,326	58,962

Noninterest income - GAAP	23,768	22,122	26,867	20,016	23,534
(Gain) loss on sales of investment securities, net	—	1,731	—	(14)	—
Gain on sale of mortgage servicing rights	—	(2,077)	—	—	—
Loss on limited partnership investments	176	1,689	134	315	1,028
Adjusted noninterest income	23,944	23,465	27,001	20,317	24,562

Adjusted total revenue	$83,740	$81,100	$85,924	$81,643	$83,524

Efficiency ratio	60.61%	62.17%	63.01%	61.01%	59.85%

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025	2025	2025
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$569,688	$558,954	$565,499	$584,001	$573,705
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(7,927)
Other intangible assets, net	(7,495)	(8,159)	(8,876)	(9,619)	(10,362)
Tangible common equity	$443,718	$432,320	$438,148	$455,907	$444,868

Total Assets to Tangible Assets:
Total assets—GAAP	$6,700,616	$6,547,963	$6,513,420	$6,911,515	$7,107,878
Adjustments:
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(7,927)
Other intangible assets, net	(7,495)	(8,159)	(8,876)	(9,619)	(10,362)
Tangible assets	$6,685,194	$6,531,877	$6,496,617	$6,893,969	$7,089,589

Common Shares Outstanding	20,725,814	20,813,975	21,169,854	21,543,557	21,515,138

Tangible Common Equity to Tangible Assets	6.64%	6.62%	6.74%	6.61%	6.27%
Tangible Book Value Per Share	$21.41	$20.77	$20.70	$21.16	$20.68